UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2013

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Please see the disclosure under Items 2.01 and 2.03 herein, which is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

Medical Portfolio I Properties

On August 16, 2013, we, through our operating partnership, CHP Partners, LP, completed the acquisition of six medical office/hospital properties totaling 181,890 rentable square feet (collectively, the “Medical Portfolio I Properties”) for an aggregate purchase price of $59.5 million. Pursuant to the Asset Purchase Agreement dated June 21, 2013, we acquired the respective tenant leases, facility contracts, leases, permits and liabilities associated with: (i) Leawood Medical Office Building located in Leawood, Kansas, purchased from MMIC Leawood MOB, LLC; (ii) John C. Lincoln Medical Plaza I and John C Lincoln Medical Plaza II located in Phoenix, Arizona and North Mountain Medical Plaza located in Phoenix, Arizona, purchased from MMIC JCL MOB, LLC; (iii) Escondido Medical Arts Center located in Escondido, California, purchased from MMIC EMA MOB, LLC; and (iv) Chestnut Commons Medical Office Building (“Chestnut Commons Medical Office Building”) located in Elyria, Ohio, purchased from MMIC Chestnut Commons, LLC. None of the sellers of the Medical Portfolio I Properties is affiliated with us or with our advisor, CNL Healthcare Corp. (the “Advisor”), however, each is an affiliate of Montecito Medical Investment Company (“MMIC”). We acquired our first medical office building, Claremont Medical Office in Claremont, California, from affiliates of MMIC in January 2013.

The following table lists each of the Medical Portfolio I Properties, its location, rentable square footage, occupancy rate as of July 30, 2013 and year built:

Medical Portfolio I Properties	Location	Capacity (Rentable Square Feet)	Occupancy as of 7/30/2013	Year Built
Doctors Specialty Hospital Medical Office Building	Leawood, KS	18,922	100%	2001
John C. Lincoln Medical Plaza I	Phoenix, AZ	29,352	92%	1980
John C. Lincoln Medical Plaza II	Phoenix, AZ	17,220	100%	1984
North Mountain Medical Plaza	Phoenix, AZ	27,094	81%	1994
Escondido Medical Arts Center	Escondido, CA	49,302	87%	1994
Cleveland Clinic Chestnut Commons Medical Office Building	Elyria, OH	40,000	100%	2008

Total		181,890

Doctors Specialty Hospital Medical Office Building and Chestnut Commons Medical Office Building are triple-net leased to single tenants, while the remaining facilities have triple-net leases with multiple healthcare tenants with varying levels of occupancy. The tenant of Doctors Specialty Hospital Medical Office Building has filed for bankruptcy.

We are required to pay MMIC Chestnut Commons, LLC an earn-out fee in the event that The Cleveland Clinic, the tenant of Chestnut Commons Medical Office Building, exercises its right to expand and lease an additional 10,000 square feet of space within 24 months of the property acquisition closing. The earn-out fee will be equal to (a) the base rent due for the first full year of the lease applicable to the expansion space divided by 8% minus (b) the costs incurred by us in connection with the exercise by The Cleveland Clinic of its option for the expansion space, including tenant improvement costs, multiplied by 50%.

On August 16, 2013, each of the subsidiaries of the Company which own Chestnut Commons Medical Office Building, Doctors Specialty Hospital Medical Office Building, John C. Lincoln Medical Plaza I, John C. Lincoln Medical Plaza II and North Mountain Medical Plaza, entered into a Property Management and Leasing Agreement with Holladay Property Services Midwest, Inc. (“Holladay Properties”) pursuant to which Holladay Properties will provide leasing, management and operational services for such properties for a one-year term (collectively, the “Holladay Properties Management Agreements”).

On August 16, 2013, the subsidiary of the Company which owns Escondido Medical Arts Center entered into a Property Management and Leasing Agreement with Lincoln Property Company Commercial Services Enterprises, Inc. (“Lincoln Harris”) pursuant to which Lincoln Harris will provide leasing, management and operational services to Escondido Medical Arts Center for a one-year term, (the “Lincoln Harris Property Management Agreement”).

Pursuant to each of the Holladay Properties Management Agreements and the Lincoln Harris Property Management Agreement, we will pay the applicable property manager a property management fee equal to (i) 3% of all receipts and expenses related to the applicable property, (ii) 5% of the amount of any construction contracts up to total $250,000 and 3% for any construction contracts less than $250,000 for which Holladay Properties provides construction management services; (iii) a 3% leasing commission on all new leases at the applicable property; and (iv) a 2% leasing commission on all existing lease renewals at the applicable property.

Holladay Properties, an unaffiliated company, is the largest private healthcare property management and development group in the U.S. The healthcare division of Holladay Properties was launched in 1986 and has managed more than 500 healthcare properties. Holladay Properties also manages certain of our Calvert Medical Office Properties purchased from affiliates of Montecito Medical Investment Company in August 2013. Lincoln Harris, an unaffiliated company based in Charlotte, North Carolina, manages over 90 million square feet of commercial real estate throughout the U.S.

We paid our advisor an aggregate investment services fee of approximately $1.1 million in connection with the acquisition of the Medical Portfolio I Properties, which is equal to 1.85% of the purchase price of the Medical Portfolio I Properties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Medical Portfolio I Loan

On August 16, 2013, in connection with our acquisition of the Medical Portfolio I Properties, our subsidiaries which own the Medical Portfolio I Properties (the “Medical Portfolio I Borrowers”) entered into a Loan Agreement with Prudential Insurance Company of America (“Prudential”) pursuant to which each Medical Portfolio I Borrower was provided a three-year term loan (each a “Medical Portfolio I Properties Loan”), the aggregate principal amount outstanding equals $35.71 million.

Each Medical Portfolio I Properties Loan matures on September 5, 2016, but is subject to two, one-year extension options upon the request of the applicable Medical Portfolio I Borrower, subject to payment of an extension fee to Prudential with respect to each additional extension term and satisfaction of certain debt yield requirements.

Each Medical Portfolio I Properties Loan may be prepaid in whole or in part by the Medical Portfolio I Borrowers without penalty except for any LIBOR breakage costs after the expiration of 18 months after the first month following the initial funding of Medical Portfolio I Properties Loan (the “Lockout Date”).

The sum of interest accrued and unpaid plus an installment of principal is due and payable each month on each Medical Portfolio I Properties Loan. Interest on the outstanding principal balance of each Medical Portfolio I Properties Loan accrues at the Eurodollar rate equal to LIBOR plus 2.65%, unless (i) the LIBOR rate is not available, or (ii) for sums advanced under the Medical Portfolio I Properties Loan subsequent to the initial advance, in which case the alternate base rate applies which is equal to the sum of (a) 2.65% and (b) the greater of (1) the Federal Funds Rate plus 1% or (2) the prime rate as published in the Wall Street Journal.

Each Medical Portfolio I Properties Loan is collateralized by a first mortgage on all real property, improvements and personal property of the respective Medical Portfolio I Properties Borrower and assignments to Prudential of all rents and leases collected or received with respect to the Medical Portfolio I Properties. Each Medical Portfolio I Properties Loan is cross-defaulted and cross-collateralized with each other Medical Portfolio I Properties Loan and each Medical Portfolio I Properties Borrower has guaranteed the obligations of each other Medical Portfolio I Properties Borrower pursuant to the Supplemental Guaranty dated August 16, 2013 made by each Medical Portfolio I Borrower in favor of Prudential.

In the event that the tenant of Doctors Specialty Hospital Medical Office Building (i) defaults under the terms of its lease, (ii) vacates Leawood Medical Office Building; (iii) rejects its lease in its current bankruptcy, or (iv) becomes subject to a subsequent bankruptcy action, the Medical Portfolio I Borrowers are required to escrow $1.275 million with Prudential that will serve as additional security and would be released to Borrower in connection with tenant improvement and leasing cost reimbursements.

The Company has guaranteed the Medical Portfolio I Properties Loan pursuant to a standard non-recourse carve-out guaranty. The Medical Portfolio I Properties Loan is subject to customary affirmative, negative and financial covenants for a loan of this type, including covenants requiring a minimum debt yield of not less than 10% with respect to each Medical Portfolio I Properties Loan (the “Debt Yield”). The Debt Yield of each Medical Portfolio I Property is calculated by dividing (i) its annualized net operating income subject to certain conditions for the trailing three-month period by (ii) the aggregate principal balance of all encumbrances against such property. In the event the Debt Yield requirement is breached, within 20 days after such breach is reported, the applicable Medical Portfolio I Borrower is required to deposit with Prudential the “DY Reserve Deposit” which equals the amount required to reduce the principal amount of the Medical Portfolio I Loan to cause the Debt Yield requirement for the applicable Medical Portfolio I Property to be satisfied. However, the DY Reserve Deposit shall be released to Borrowers upon subsequent satisfaction of the Debt Yield requirement.

In the event a certain tenant of each of Lincoln Medical Plaza I, Lincoln Medical Plaza II and North Mountain Medical Plaza exercises its right to purchase the applicable Medical Portfolio I Loans for such properties prior to the Lockout Date then (i) all the obligation of the Medical Portfolio I Borrowers shall be immediately due and payable and (ii) each Medical Portfolio I Borrower will be required to pay Prudential an amount equal to the sum of (A) the product of (1) 2.65% and (2) the outstanding balance of the individual loan of such Medical Portfolio I Borrower immediately prior to the purchase of the applicable loan, multiplied by (3) a fraction, the numerator of which is the number of days from and including the date of prepayment to and including the date that is the Lock Out Date and the denominator of which is 360, and (B) all other costs and expenses of Prudential incurred as a result of such prepayment.

The Medical Portfolio I Properties Borrowers paid Prudential an origination fee of $178,550 in connection with the Medical Portfolio I Properties Loan or 0.50% of the aggregate Medical Portfolio I Properties Loan amount.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Agreement dated August 16, 2013, among CHP Chestnut Commons OH MOB Owner, LLC, CHP Leawood KS MOB Owner, LLC, CHP Lincoln Plaza AZ MOB Owner, LLC, CHP North Mountain AZ MOB Owner, LLC, and CHP Escondido CA MOB Owner, LLC and The Prudential Insurance Company of America (Filed herewith.)

10.2	JCL Recourse Liabilities Guaranty dated August 16, 2013, executed by CNL Healthcare Properties, Inc. in favor of The Prudential Insurance Company of America (Filed herewith.)

10.3	Mortgage and Security Agreement (First) dated August 16, 2013, executed by CHP Leawood KS MOB Owner, LLC in favor of The Prudential Insurance Company of America (Filed herewith.)

10.4	Mortgage and Security Agreement (Second) dated August 16, 2013, executed by CHP Leawood KS MOB Owner, LLC in favor of The Prudential Insurance Company of America (Filed herewith.)

10.5	Promissory Note (Doctors Specialty Hospital) dated August 16, 2013, by CHP Leawood KS MOB Owner, LLC to The Prudential Insurance Company of America in the principal amount of $4,510,000 (Filed herewith.)

10.6	Promissory Note (North Mountain Medical Plaza) dated August 16, 2013, by CHP North Mountain AZ MOB Owner, LLC to The Prudential Insurance Company of America in the principal amount of $3,530,000 (Filed herewith.)

10.7	Promissory Note (John C. Lincoln Medical Plaza I and II) dated August 16, 2013, by CHP Lincoln Plaza AZ MOB Owner, LLC to The Prudential Insurance Company of America in the principal amount of $4,790,000 (Filed herewith.)

10.8	Promissory Note (Escondido Medical Arts Centre) dated August 16, 2013, by CHP Escondido CA MOB Owner, LLC to The Prudential Insurance Company of America in the principal amount of $10,020,000 (Filed herewith.)

10.9	Promissory Note (Cleveland Clinic Chestnut Commons) dated August 16, 2013, by Cleveland Clinic Chestnut Commons to The Prudential Insurance Company of America in the principal amount of $12,860,000 (Filed herewith.)

10.10	Recourse Liabilities Guaranty (Doctors Speciality Hospital) dated August 16, 2013, executed by CNL Healthcare Properties, Inc. in favor of The Prudential Insurance Company of America (Filed herewith.)

10.11	Ground Lease (LMP Parcel) effective February 29, 2008, by and between John C. Lincoln Health Network and MMIC JCL MOB, LLC (Filed herewith.)

10.12	Ground Lease (NMMP Parcel) effective February 29, 2008, by and between John C. Lincoln Health Network and MMIC JCL MOB, LLC (Filed herewith.)

10.13	Assignment and Assumption of Leasehold Interest in Ground Lease effective August 16, 2013, by and between MMIC JCL MOB, LLC and CHP North Mountain AZ MOB, LLC (Filed herewith.)

10.14	Assignment and Assumption of Leasehold Interest in Ground Lease (John C. Lincoln Medical Plaza) effective August 16, 2013, by and between MMIC JCL MOB, LLC and CHP Lincoln Plaza AZ MOB, LLC (Filed herewith.)

10.15	Property Management and Leasing Agreement dated August 16, 2013, by and between CHP Escondido CA MOB Owner, LLC and Lincoln Property Company Commercial Service Enterprises, Inc. d/b/a Lincoln Harris CSG (Filed herewith.)

10.16	Property Management and Leasing Agreement dated August 16, 2013, by and between CHP Lincoln Plaza AZ MOB Owner, LLC and Holladay Property Services Midwest, Inc. (Filed herewith.)

10.17	Supplemental Guaranty (Doctors Specialty Hospital) dated August 16, 2013, executed by CHP Leawood KS MOB Owner, LLC in favor of The Prudential Insurance Company of America (Filed herewith.)

10.18	Schedule of Omitted Documents

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2013		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson Chief Financial Officer, Senior Vice President and Treasurer